Exhibit 10.21

Execution Version

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) A TYPE THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAD BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

FPL COMMITMENT AND EXTENSION AGREEMENT

This FPL COMMITMENT AND EXTENSION AGREEMENT (this “Agreement”) is made as of October 20, 2015, by and among Toshiba Corporation, a Japanese corporation (“Toshiba”), SanDisk Corporation, a Delaware corporation (“SanDisk”) and SanDisk (Cayman) Limited, a company organized under the laws of the Cayman Islands (“SanDisk Cayman” and, together with Toshiba and SanDisk, the “Parties”).

WHEREAS, the Parties have entered into that certain Flash Partners Master Agreement, dated as of September 10, 2004 (as amended, the “FP Master Agreement”), and the other FP Operative Documents, which collectively provide for the management and operation of Flash Partners Limited, a Japanese tokurei yugen kaisha (“Flash Partners”) and which by their terms are set to expire as of December 31, 2019;

WHEREAS, in light of the Parties’ long history of successful collaboration in Flash Partners, the Parties desire to extend the term of Flash Partners, the FP Master Agreement and the other FP Operative Documents, and to specify the terms and conditions on which such extension is hereby agreed;

WHEREAS, each Party’s firm commitment to Flash Partners until December 31, 2029, on the terms and conditions set forth herein, is the primary inducement for the other Party’s entry into this Agreement;

WHEREAS, in light of the foregoing, the terms and conditions set forth in this Agreement are fair, reasonable and necessary to protect the Parties’ interests; and

WHEREAS, on even date herewith, (a) the Parties and certain of their respective affiliates are entering into a New Y2 Facility Agreement providing for the joint operation of the New Y2 Facility and production of BiCS Products (in each case as defined therein) by the Parties and their respective affiliates, and (b) SanDisk and Toshiba are entering into an Information Security Agreement setting out certain terms and conditions relating to information security measures and protection and treatment of Toshiba Confidential Information (as defined therein);

NOW, THEREFORE, on the terms and subject to the conditions and limitations set forth in this Agreement, with reference to Section 2.1 of Appendix A to the FP Operative Documents and Section 2.4 of the FP Operating Agreement, the Parties hereby agree as follows:

1.	RELATION TO FP OPERATIVE DOCUMENTS

1.1 Application of Appendix A. Appendix A to the FP Operative Documents, as amended by this Agreement (“Appendix A”), shall apply to this Agreement. The capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Appendix A (or, if not defined in Appendix A, the respective meanings assigned to them in the FP Master Agreement) and the rules of construction and documentary conventions set forth in Appendix A shall apply to this Agreement as if set forth herein.

1.2 Effect of this Agreement. Except as expressly set forth in this Agreement, the FP Operative Documents (as in effect as of the date hereof and modified by the New Y2 Facility Agreement) shall remain unchanged and in full force and effect, and this Agreement shall be governed by and subject to the terms of the FP Operative Documents as amended hereby. From and after the date of this Agreement, each reference in any FP Operative Document to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to such FP Operative Document in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Agreement or as otherwise expressly provided) shall be deemed to mean such FP Operative Document, as amended by and giving effect to this Agreement, whether or not such amendment is expressly referenced.

1.3 Addition to FP Operative Documents. This Agreement shall be deemed to be an FP Operative Document and the definition of “FP Operative Documents” as set forth in Appendix A is hereby amended so as to include this Agreement.

2.	EXTENSION

2.1 FPL Term Extended. Section 2.4 (“Term; Extension”) of the FP Operating Agreement is hereby amended and restated in its entirety as follows:

“Term; Extension. The Company shall be terminated on December 31, 2029, unless extended by mutual written agreement of all the Unitholders or earlier terminated in accordance with Section 11 (Dissolution). Any such extension shall be effective only upon the written agreement of all of the Unitholders and shall be on such terms and for such period as set forth in such agreement. The Unitholders agree to meet, no later than December 31, 2028, to discuss the possible extension of the term of the Company.”

2.2 Flash Partners Articles of Incorporation. Promptly following the date hereof, the Parties shall cause Article 5 of the Articles of Incorporation of Flash Partners to be amended to extend the term of Flash Partners to December 31, 2029.

3.	[***]

4.	OTHER COVENANTS AND AMENDMENTS

4.1 Material Breach. Section 8.1 (“Termination”) of the FP Master Agreement is hereby amended to add the following provision as a new Section 8.1(k) thereof:

“(k) The Parties agree and acknowledge that in the event of a final determination by an arbitral tribunal under Section 2.5 of Appendix A that a Party has committed or is committing a continuing material breach of any of [***] of this Agreement that would reasonably be expected to cause material damage to Flash Partners or the non-breaching Party (any such breach, a “Material Breach”), and the breaching Party fails to cure such breach within [***] after such determination, then the non-breaching Party shall have as a remedy for Material Breach the termination of Flash Partners and of this Agreement and the FP Operative Documents, in addition to all other legal and equitable remedies available to such Party. Notwithstanding anything to the contrary in Appendix A, any such termination shall constitute an “Event of Default” of the breaching Party for all purposes of this Agreement and of that certain FPL Commitment and Extension Agreement among the Parties dated as of October 20, 2015.

In the event that a Party asserts a Material Breach in a written notice to the other Party, the dispute shall proceed as specified in Section 2.5 of Appendix A, provided, however, that

(i) no matters other than the existence of such Material Breach (and counterclaims and defenses directly related to the conduct or circumstances underlying the asserted Material Breach) shall be submitted to or determined by the arbitral tribunal;

(ii) the Parties shall use their respective reasonable best efforts to complete and finalize the Terms of Reference within [***] following such assertion of Material Breach; and

(iii) the Parties shall instruct the arbitral tribunal, with the full assistance and cooperation of the Parties, to endeavor to submit its draft award on the existence of the Material Breach to the Court of Arbitration of the ICC for approval within [***] following the effective date of the Terms of Reference, provided, that any failure to issue an award in such time period shall not be considered a defense or objection to the enforcement of such award.

The Parties agree to attempt in good faith to resolve any potential claim for Material Breach.”

4.2 Restructuring Costs. In connection with any termination of Flash Partners, the FP Master Agreement and/or the FP Operating Agreement:

(a) the Parties shall exercise their respective reasonable best efforts to plan such termination in advance with the goal of minimizing related costs;

(b) with respect to Toshiba employees and SanDisk employees working at the Y3 Facility, (i) in the case of those that are Toshiba employees, Toshiba shall use its reasonable best efforts to retrain or relocate such individuals to other Toshiba facilities, and (ii) in the case of those that are SanDisk employees, SanDisk shall use its reasonable best efforts to retrain or relocate such individuals to other SanDisk facilities, in each case to the maximum extent possible;

(c) [***]

(d) [***]

4.3 Consequences of Deadlock Termination. Section 8.1(f)(i) of the FP Master Agreement is hereby amended and restated in its entirety as follows:

“ (i) there shall be no capacity ramp-down rights or obligations,”.

5.	MISCELLANEOUS

5.1 Term. This Agreement shall continue in full force and effect until the latest of (a) the termination of the FP Master Agreement, (b) the completion of the dissolution, liquidation and winding up of Flash Partners, and (c) the date on which a single Party owns all of the Units.

5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state, except where application of Japanese law is mandatory.

5.3 Further Assurances. Each Party shall from time to time, and shall cause its Affiliates who are party to any FP Operative Document from time to time to, at the reasonable request of the other Parties, and without further consideration (unless otherwise provided for under the FP Operative Documents), execute and deliver such instruments, cooperate and take any other actions as may be reasonably necessary to effectuate (i) the provisions of this Agreement and (ii) the transactions contemplated herein.

5.4 Other Terms. Further to Section 1.1 above, the general, miscellaneous, interpretive, non-disclosure and other terms and conditions provided in Appendix A shall apply to this Agreement as if set forth herein.

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IN WITNESS WHEREOF, the Patties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

SANDISK CORPORATION		TOSHIBA CORPORATION

By:	/s/ Sanjay Mehrotra	By:	/s/ Seiichi Mori
Name:	Sanjay Mehrotra	Name:	Seiichi Mori
Title:	President and CEO	Title:	President and CEO Semiconductor & Storage Products Company Corporate Senior Vice President

SANDISK (CAYMAN) LIMITED

By:	/s/ Judy Bruner
Name:	Judy Bruner
Title:	Director

[Signature Page to FPL Commitment and Extension Agreement]